Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2012 RESULTS

SANTA MONICA, CALIFORNIA, August 2, 2012 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2012.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three-Month Period Ended June 30,			Six-Month Period Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Net revenue	$54,491	$50,265	8%	$101,015	$94,309	7%
Operating expenses (1)	32,511	31,773	2%	63,517	61,837	3%
Corporate expenses (2)	4,181	3,772	11%	8,062	7,517	7%
Consolidated adjusted EBITDA (3)	18,257	15,599	17%	29,881	26,007	15%
Free cash flow (4)	$7,220	$4,967	45%	$8,664	$3,417	154%
Free cash flow per share, basic and diluted (4)	$0.08	$0.06	33%	$0.10	$0.04	150%
Net income (loss) applicable to common stockholders	$2,066	$(352)	NM	$(1,329)	$(4,784)	(72)%
Net income (loss) per share applicable to common stockholders, basic and diluted	$0.02	$0.00	NM	$(0.02)	$(0.06)	(67)%
Weighted average common shares outstanding, basic	85,837,846	85,053,417		85,821,963	85,046,396
Weighted average common shares outstanding, diluted	86,178,331	85,053,417		85,821,963	85,046,396

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended June 30, 2012 and 2011, respectively and $0.4 million of non-cash stock-based compensation for each of the six-month periods ended June 30, 2012 and 2011. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets and gain (loss) on debt extinguishment.
(2)	Corporate expenses include $0.5 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended June 30, 2012 and 2011, respectively and $0.6 million and $0.4 million of non-cash stock-based compensation for the six-month periods ended June 30, 2012 and 2011, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our revolving credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and dividend payments. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $364 million aggregate principal amount of 8.750% senior secured first lien notes due 2017 (the “Notes”), and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter, we achieved revenue growth primarily driven by an increase in core television advertising, political advertising and an increase in retransmission consent revenue. In addition, our television segment benefited from revenue growth generated from a more diversified base of advertising categories. Our audience shares remain strong in the nation’s most densely populated Hispanic markets, and we believe we are well positioned to benefit as the U.S. Hispanic market continues to expand and advertisers increasingly recognize the importance of reaching our target audience.”

Repurchase of Outstanding Debt

On May 30, 2012, the Company repurchased $20.0 million in aggregate principal amount of its 8.750% senior secured first lien notes due 2017 pursuant to the optional redemption provisions in the Indenture. The redemption price for the redeemed Notes was 103% of the principal amount plus all accrued and unpaid interest. Approximately $364 million in principal amount of the Notes remains outstanding.

Financial Results

Three-Month Period Ended June 30, 2012 Compared to Three-Month Period Ended June 30, 2011

(Unaudited)

	Three-Month Period Ended June 30,
	2012	2011	% Change
Net revenue	$54,491	$50,265	8%
Operating expenses (1)	32,511	31,773	2%
Corporate expenses (1)	4,181	3,772	11%
Depreciation and amortization	4,076	4,425	(8)%

Operating income (loss)	13,723	10,295	33%
Interest expense, net	(8,950)	(9,459)	(5)%
Gain (loss) on debt extinguishment	(1,230)	—	NM

Income (loss) before income taxes	3,543	836	324%
Income tax (expense) benefit	(1,477)	(1,188)	24%

Net income (loss)	$2,066	$(352)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $54.5 million for the three-month period ended June 30, 2012 from $50.3 million for the three-month period ended June 30, 2011, an increase of $4.2 million. The increase came from our television segment and was primarily attributable to increases in core advertising revenue, political advertising revenue, which was not material in 2011, and retransmission consent revenue.

Operating expenses increased to $32.5 million for the three-month period ended June 30, 2012 from $31.8 million for the three-month period ended June 30, 2011, an increase of $0.7 million. The increase was primarily attributable to an increase in expenses associated with the increase in net revenue and an increase in salary expense.

Corporate expenses increased to $4.2 million for the three-month period ended June 30, 2012 from $3.8 million for the three-month period ended June 30, 2011, an increase of $0.4 million. The increase was primarily attributable to the increase in non-cash stock-based compensation, interactive media-related expenses and salary expense.

Entravision Communications

Six-Month Period Ended June 30, 2012 Compared to Six-Month Period Ended June 30, 2011

(Unaudited)

	Six-Month Period Ended June 30,
	2012	2011	% Change
Net revenue	$101,015	$94,309	7%
Operating expenses (1)	63,517	61,837	3%
Corporate expenses (1)	8,062	7,517	7%
Depreciation and amortization	8,423	9,157	(8)%

Operating income (loss)	21,013	15,798	33%
Interest expense, net	(18,046)	(18,900)	(5)%
Other income (loss)	—	687	(100)%
Gain (loss) on debt extinguishment	(1,230)	—	NM

Income (loss) before income taxes	1,737	(2,415)	NM
Income tax (expense) benefit	(3,066)	(2,369)	29%

Net income (loss)	$(1,329)	$(4,784)	(72)%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $101.0 million for the six-month period ended June 30, 2012 from $94.3 million for the six-month period ended June 30, 2011, an increase of $6.7 million. The increase came from our television segment and was primarily attributable to increases in core advertising revenue, political advertising revenue, which was not material in 2011, and retransmission consent revenue.

Operating expenses increased to $63.5 million for the six-month period ended June 30, 2012 from $61.8 million for the six-month period ended June 30, 2011, an increase of $1.7 million. The increase was primarily attributable to an increase in expenses associated with the increase in net revenue and an increase in salary expense.

Corporate expenses increased to $8.1 million for the six-month period ended June 30, 2012 from $7.5 million for the six-month period ended June 30, 2011, an increase of $0.6 million. The increase was primarily attributable to the increase in non-cash stock-based compensation, interactive media-related expenses and salary expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended June 30,
	2012	2011	% Change
Net Revenue
Television	$37,399	$33,118	13%
Radio	17,092	17,147	(0)%

Total	$54,491	$50,265	8%
Operating Expenses (1)
Television	$19,206	$18,656	3%
Radio	13,305	13,117	1%

Total	$32,511	$31,773	2%
Corporate Expenses (1)	$4,181	$3,772	11%
Consolidated adjusted EBITDA (1)	$18,257	$15,599	17%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2012 second quarter results on August 2, 2012 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and digital operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 19 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations. Additionally, Entravision has a variety of cross-platform digital content and sales offerings designed to capitalize on the company’s leadership position within the Hispanic broadcasting community. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Net revenue	$54,491	$50,265	$101,015	$94,309

Expenses:
Direct operating expenses (including related parties of $2,461, $1,815, $4,705 and $3,519) (including non-cash stock-based compensation of $43, $53, $56 and $104)	22,876	22,487	44,510	43,308
Selling, general and administrative expenses (including non-cash stock-based compensation of $215, $159, $324 and $315)	9,635	9,286	19,007	18,529
Corporate expenses (including non-cash stock-based compensation of $479, $289, $618 and $445)	4,181	3,772	8,062	7,517
Depreciation and amortization (includes direct operating of $3,076, $3,352, $6,217 and $6,678; selling, general and administrative of $720, $798, $1,437 and $1,619; and corporate of $280, $275, $769 and $860) (including related parties of $580, $627, $1,473 and $1,520)	4,076	4,425	8,423	9,157

	40,768	39,970	80,002	78,511

Operating income (loss)	13,723	10,295	21,013	15,798
Interest expense (including related parties of $0, $15, $0 and $30)	(8,959)	(9,459)	(18,059)	(18,902)
Interest income	9	—	13	2
Other income (loss)	—	—	—	687
Gain (loss) on debt extinguishment	(1,230)	—	(1,230)	—

Income (loss) before income taxes	3,543	836	1,737	(2,415)
Income tax (expense) benefit	(1,477)	(1,188)	(3,066)	(2,369)

Net income (loss) applicable to common stockholders	$2,066	$(352)	$(1,329)	$(4,784)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$0.02	$0.00	$(0.02)	$(0.06)

Weighted average common shares outstanding, basic	85,837,846	85,053,417	85,821,963	85,046,396

Weighted average common shares outstanding, diluted	86,178,331	85,053,417	85,821,963	85,046,396

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$2,066	$(352)	$(1,329)	$(4,784)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,076	4,425	8,423	9,157
Deferred income taxes	1,299	979	2,405	1,617
Amortization of debt issue costs	574	547	1,137	1,086
Amortization of syndication contracts	188	853	381	1,143
Payments on syndication contracts	(467)	(475)	(934)	(955)
Non-cash stock-based compensation	737	501	998	864
Other income (loss)	—	—	—	(687)
Gain (loss) on debt extinguishment	1,230	—	1,230	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in restricted cash	—	809	—	809
(Increase) decrease in accounts receivable	(7,040)	(5,202)	(3,771)	1,605
(Increase) decrease in prepaid expenses and other assets	467	645	(177)	47
Increase (decrease) in accounts payable, accrued expenses and other liabilities	9,541	9,844	(1,998)	(783)

Net cash provided by (used in) operating activities	12,671	12,574	6,365	9,119

Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,483)	(2,189)	(3,647)	(4,702)
Purchase of a business	—	(203)	—	(551)

Net cash provided by (used in) investing activities	(2,483)	(2,392)	(3,647)	(5,253)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	15	—	42
Payments on long-term debt	(20,600)	(1,000)	(20,600)	(1,000)
Payments of deferred debt and offering costs	—	—	(80)	(29)

Net cash provided by (used in) financing activities	(20,600)	(985)	(20,680)	(987)

Net increase (decrease) in cash and cash equivalents	(10,412)	9,197	(17,962)	2,879
Cash and cash equivalents:
Beginning	51,169	66,072	58,719	72,390

Ending	$40,757	$75,269	$40,757	$75,269

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Consolidated adjusted EBITDA (1)	$18,257	$15,599	$29,881	$26,007
Interest expense	(8,959)	(9,459)	(18,059)	(18,902)
Interest income	9	—	13	2
Income tax (expense) benefit	(1,477)	(1,188)	(3,066)	(2,369)
Amortization of syndication contracts	(188)	(853)	(381)	(1,143)
Payments on syndication contracts	467	475	934	955
Non-cash stock-based compensation included in direct operating expenses	(43)	(53)	(56)	(104)
Non-cash stock-based compensation included in selling, general and administrative expenses	(215)	(159)	(324)	(315)
Non-cash stock-based compensation included in corporate expenses	(479)	(289)	(618)	(445)
Depreciation and amortization	(4,076)	(4,425)	(8,423)	(9,157)
Other income (loss)	—	—	—	687
Gain (loss) on debt extinguishment	(1,230)	—	(1,230)	—

Net income (loss)	2,066	(352)	(1,329)	(4,784)
Depreciation and amortization	4,076	4,425	8,423	9,157
Deferred income taxes	1,299	979	2,405	1,617
Amortization of debt issue costs	574	547	1,137	1,086
Amortization of syndication contracts	188	853	381	1,143
Payments on syndication contracts	(467)	(475)	(934)	(955)
Non-cash stock-based compensation	737	501	998	864
Other (income) loss	—	—	—	(687)
(Gain) loss on debt extinguishment	1,230	—	1,230	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in restricted cash	—	809	—	809
(Increase) decrease in accounts receivable	(7,040)	(5,202)	(3,771)	1,605
(Increase) decrease in prepaid expenses and other assets	467	645	(177)	47
Increase (decrease) in accounts payable, accrued expenses and other liabilities	9,541	9,844	(1,998)	(783)

Cash flows from operating activities	$12,671	$12,574	$6,365	$9,119

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
Consolidated adjusted EBITDA (1)	$18,257	$15,599	$29,881	$26,007
Net interest expense (1)	8,376	8,912	16,909	17,814
Cash paid for income taxes	178	209	661	752
Capital expenditures (2)	2,483	1,511	3,647	4,024

Free cash flow (1)	7,220	4,967	8,664	3,417
Capital expenditures (2)	2,483	1,511	3,647	4,024
Amortization of debt issue costs	(574)	(547)	(1,137)	(1,086)
Non-cash income tax expense	(1,299)	(979)	(2,405)	(1,617)
Amortization of syndication contracts	(188)	(853)	(381)	(1,143)
Payments on syndication contracts	467	475	934	955
Non-cash stock-based compensation included in direct operating expenses	(43)	(53)	(56)	(104)
Non-cash stock-based compensation included in selling, general and administrative expenses	(215)	(159)	(324)	(315)
Non-cash stock-based compensation included in corporate expenses	(479)	(289)	(618)	(445)
Depreciation and amortization	(4,076)	(4,425)	(8,423)	(9,157)
Other income (loss)	—	—	—	687
Gain (loss) on debt extinguishment	(1,230)	—	(1,230)	—

Net income (loss)	$2,066	$(352)	$(1,329)	$(4,784)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.